                                                                Exhibit 99.1

[RGA logo]

----------------------------------------------------------------------------
                                                                  NEWS
----------------------------------------------------------------------------
                                            For further information, contact
                                            Jack B. Lay
                                            Executive Vice President and
                                            Chief Financial Officer
                                            (636) 736-7439

FOR IMMEDIATE RELEASE
---------------------

               REINSURANCE GROUP OF AMERICA REPORTS INCREASES
               ----------------------------------------------
                   IN FOURTH-QUARTER REVENUES AND EARNINGS
                   ---------------------------------------

         ST. LOUIS, January 29, 2004 - Reinsurance Group of America, Incorporated (NYSE:RGA), one of North America's leading providers of life reinsurance, reported net income for the fourth quarter of $56.1 million, or $0.99 per diluted share, compared with net income of $33.4 million, or $0.67 per diluted share in the prior-year quarter, a 48 percent increase on a per-share basis. Net income in the current quarter includes an after-tax gain of approximately $9.0 million related to the newly adopted accounting standard on embedded derivatives in certain reinsurance contracts. Fourth-quarter net premiums increased 60 percent, to $942.4 million from $590.6 million in 2002. Net premiums in the quarter include $246.1 million associated with the recently completed transaction with Allianz Life.

         RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA's management incentive programs. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the company's continuing operations because that measure excludes the effect of net realized capital gains and losses, changes in the fair value of embedded derivatives and related deferred acquisition costs. These items tend to be highly variable primarily due to the credit market and interest rate environment and are not necessarily indicative of the performance of our underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations, which management believes is not indicative of the company's ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income. Reconciliations of GAAP net income to operating income are provided in the tables immediately following the text of this press release.

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         Operating income for the quarter increased 12 percent on a per-share basis and totaled $48.2 million, or $0.85 per diluted share compared to $37.8 million, or $0.76 per diluted share in the year-ago quarter. "Our results reflect strong premium and earnings growth across all operating segments of our business," said A. Greig Woodring, president and chief executive officer.

         "Pre-tax net income in the U.S. for the quarter totaled $72.4 million compared with $43.5 million in the prior-year quarter. Pre-tax operating income for the quarter totaled $58.0 million compared with $48.5 million in the prior-year quarter. Pre-tax operating income for the U.S. Traditional operations in the current quarter includes approximately $10.5 million from the recently acquired Allianz business. Mortality experience was within our range of expectations. Strong year-over-year results in the traditional operations were offset somewhat by a decrease in income from our asset-intensive operations, primarily due to credit losses within the funds withheld portfolios and several large transactions recorded in the prior-period quarter. Premiums in the U.S. increased $277.2 million, or 68 percent over the prior-year quarter. Approximately $246.1 million of that increase is from the Allianz business. For the year premiums increased 28 percent.

         "Canada reported a good quarter, with pre-tax net income of $16.0 million compared with $11.2 million in the prior-year quarter. Pre-tax operating income totaled $14.7 million, up 30 percent from $11.3 million in the prior-year quarter. Mortality experience was consistent with expectations. Net premiums increased 25 percent for the quarter and 18 percent for the year. Results for the quarter and year benefited from an increase in the strength of the Canadian dollar. On an original currency basis, premiums for the quarter and year increased approximately 5 percent and pre-tax operating income increased approximately 11 percent and 7 percent, respectively.

         "Other International operations, which exclude Canada, continued their strong growth, with net premiums increasing 46 percent to $197.5 million in the fourth quarter. On an original currency basis, premiums increased 28 percent. Pre-tax net income totaled $17.7 million compared with $1.0 million in the prior-year quarter. Pre-tax operating income for the quarter totaled $15.7 million, a significant increase over the breakeven result in the prior-year period. Approximately $1.5 million of that total was the result of favorable currency fluctuations. For the year, pre-tax operating income totaled $36.3 million compared to $9.1 million in the prior year. Approximately $3.3 million of the current-year amount was due to favorable currency

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fluctuations. Segment-wide mortality experience for the quarter was consistent with expectations. We continue to see good profit expansion from these operations as reinsurance in force increases; however, results may continue to be more volatile than our more established operations in North America due to the smaller relative size of this segment's base of business."

         For 2003, net income totaled $173.1 million, or $3.36 per diluted share, compared with $122.8 million, or $2.47 per diluted share, in 2002. Operating income increased to $166.2 million, or $3.22 per diluted share, from $139.2 million, or $2.80 per diluted share, the year before, a 15 percent increase on a per share basis. Consolidated premiums were up 33 percent, to $2,643.2 million from $1,980.7 million.

         Woodring continued, "We completed a successful common equity offering during the quarter, issuing 12,075,000 new shares with net proceeds to the company totaling $427 million. The proceeds will be used to support our growth, both domestically and abroad, although we do not expect to open any new international offices in 2004. Additionally, we closed our transaction with Allianz as planned, and the transition of the treaty information to our systems is on schedule. These significant events capped off a very successful 2003 for RGA. As we look to 2004, we expect operating earnings per share to be within a range of $3.40 to $3.65, reflecting premium growth of between 15 to 18 percent and stable investment yields."

         The company announced that its board of directors declared a regular quarterly dividend of $0.06 per share, payable February 27 to shareholders of record as of February 6.

         A conference call to discuss the company's fourth-quarter results will begin at 9 a.m. Eastern Time on Friday, January 30. Interested parties may access the call by dialing 800-262-1292 (domestic) or 719-457-2680 (international). The access code is 676286. A live audio webcast of the conference call will be available on the company's investor relations web page at www.rgare.com. A replay of the conference call will be available at the same address for three months following the conference call. A replay of the conference call will also be available via telephone through February 6 at 888-203-1112 (domestic) or 719-457-0820, access code 676286.

         Reinsurance Group of America, Incorporated, through its subsidiaries, RGA Reinsurance Company and RGA Life Reinsurance Company of Canada, is among the largest providers of life reinsurance in North America. In addition to its North American operations, Reinsurance Group of America, Incorporated has subsidiary companies or offices in Australia, Barbados, Hong

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Kong, India, Ireland, Japan, Mexico, South Africa, South Korea, Spain,
Taiwan, and the United Kingdom. Worldwide, the company has approximately $1.3 trillion of life reinsurance in force, and assets of $12.1 billion. MetLife, Inc. is the beneficial owner of approximately 52 percent of RGA's outstanding shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
---------------------------------------------------------

         This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as "we," "us" or "our"). The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe," and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

         Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity or claims experience, (2) changes in our financial strength and credit ratings or those of MetLife, Inc. ("MetLife"), the beneficial owner of a majority of our common shares, or its subsidiaries, and the effect of such changes on our future results of operations and financial condition,
(3) general economic conditions affecting the demand for insurance and reinsurance in our current and planned markets, (4) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (5) changes in investment portfolio yields due to interest rate or credit quality changes, (6) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (7) adverse litigation or arbitration results, (8) the stability of governments and economies in the markets in which we operate, (9) competitive factors and competitors' responses to our initiatives, (10) the success of our clients, (11) successful execution of our entry into new markets, (12) successful development and introduction of new products, (13) our ability to successfully integrate and operate reinsurance business that we acquire, including without limitation, the traditional life reinsurance business of Allianz Life, (14) regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife, or its subsidiaries,

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(15) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, and (16) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.

         Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
             Reconciliation of Income From Continuing Operations
                             to Operating Income
                (Dollars in thousands, except per share data)

                                                  Three Months Ended
                                                  ------------------
                                                     December 31,
                                                   2003        2002
                                                   ----        ----
Income from continuing operations               $59,349     $35,780

After-tax effect of:
--------------------
Realized investment (gains)/losses, net          (2,930)      1,977
Change in value of embedded derivatives          (8,405)(1)      --
DAC offset for realized investment
 gains/(losses), net                                152          40
                                                -------------------
  Operating income                              $48,166     $37,797
                                                ===================

(1) Net of DAC offset of $19,932, after tax

                                                 Twelve Months Ended
                                                 -------------------
                                                     December 31,
                                                   2003        2002
                                                   ----        ----
Income from continuing operations              $178,319    $128,463
After-tax effect of:
---------------------
Realized investment (gains)/losses, net          (3,786)     10,496
Change in value of embedded derivatives          (8,405)(1)      --
Goodwill write-off                                   --         751
DAC offset for realized investment
 gains/(losses), net                                 65        (490)
                                               --------------------
  Operating income                             $166,193    $139,220
                                               ====================

(1) Net of DAC offset of $19,932, after tax

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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
     Reconciliation of Income From Continuing Operations Before Income
                      Taxes to Pre-tax Operating Income
                (Dollars in thousands, except per share data)

                               Three Months Ended December 31, 2003
                            Income   Realized     Change in
                            before  investment    value of    Pre-tax
                            income   (gains)/     embedded   operating
                             taxes  losses, net  derivative   income
                             -----  -----------  ----------   ------
U.S. Operations:
 Traditional               $ 54,324  $(1,302)     $     --   $ 53,022
 Asset Intensive             14,631     (173)(1)   (12,931)     1,527
 Financial Reinsurance        3,431       --            --      3,431
                           ------------------------------------------
  Total U.S. Operations      72,386   (1,475)      (12,931)    57,980

Canada Operations            15,979   (1,265)           --     14,714

Other International
 Operations:
Asia Pacific Operations       6,838      139            --      6,977
Europe & South Africa        10,863   (2,111)           --      8,752
                           ------------------------------------------
  Other Intl Operations      17,701   (1,972)           --     15,729

Corporate & Other           (14,325)     361            --    (13,964)
                           ------------------------------------------
    Consolidated           $ 91,741  $(4,351)     $(12,931)  $ 74,459
                           ==========================================

(1)Net of DAC offset of $233


                       Three Months Ended December 31, 2002
                         Income    Realized
                         before   investment      Pre-tax
                         income    (gains)/      operating
                          taxes   losses, net      income
                          -----   -----------      ------
U.S. Operations:
 Traditional             $32,253    $ 5,043       $37,296
 Asset Intensive           7,434        (58)(1)     7,376
 Financial Reinsurance     3,858         --         3,858
                         --------------------------------
  Total U.S. Operations   43,545      4,985        48,530

Canada Operations         11,203        141        11,344

Other International
 Operations:
Asia Pacific Operations      836        143           979
Europe & South Africa        161     (1,182)       (1,021)
                         ---------------------------------
  Other Intl Operations      997     (1,039)          (42)

Corporate & Other         (6,053)      (325)       (6,378)
                         --------------------------------
    Consolidated         $49,692    $ 3,762       $53,454
                         ================================

(1)Net of DAC offset of $62

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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
     Reconciliation of Income From Continuing Operations Before Income
                      Taxes to Pre-tax Operating Income
                (Dollars in thousands, except per share data)


                               Twelve Months Ended December 31, 2003

                           Income     Realized     Change in
                           before    investment    value of    Pre-tax
                           income    (gains)/      embedded   operating
                            taxes   losses, net   derivative    income
                            -----   -----------   ----------    ------
U.S. operations:
 Traditional              $178,314    $ 5,715      $     --    $184,029
 Asset Intensive            25,395      1,774 (1)   (12,931)     14,238
 Financial Reinsurance      12,379         --            --      12,379
                          ---------------------------------------------
  Total U.S. Operations    216,088      7,489       (12,931)    210,646

Canada Operations           59,564    (13,423)           --      46,141

Other International
 Operations:
Asia Pacific                19,262        761            --      20,023
Europe & South Africa       20,272     (3,999)           --      16,273
                          ---------------------------------------------
  Other Intl Operations     39,534     (3,238)           --      36,296

Corporate & Other          (43,576)     3,912            --     (39,664)
                          ---------------------------------------------
    Consolidated          $271,610    $(5,260)     $(12,931)   $253,419
                          =============================================

(1)Net of DAC offset of $100


                              Twelve Months Ended December 31, 2002

                           Income    Realized
                           before   investment                 Pre-tax
                           income    (gains)/      Goodwill   operating
                            taxes   losses, net    write-off    income
                            -----   -----------    ---------    ------
U.S. Operations:
 Traditional              $152,250    $ 6,194        $   --    $158,444
 Asset Intensive            14,265      3,382 (1)        --      17,647
 Financial Reinsurance       9,286         --            --       9,286
                          ---------------------------------------------
  Total U.S. Operations    175,801      9,576            --     185,377

Canada Operations           38,631        163            --      38,794

Other International
 Operations:
Asia Pacific Operations      6,316        268            --       6,584
Europe & South Africa        3,409       (894)           --       2,515
                          ---------------------------------------------
  Other Intl Operations      9,725       (626)           --       9,099

Corporate & Other          (30,179)     4,785           751     (24,643)
                          ---------------------------------------------
    Consolidated          $193,978    $13,898        $  751    $208,627
                          =============================================

(1)Net of DAC offset of ($753)

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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                      Consolidated Statements of Income
                (Dollars in thousands, except per share data)

                             Three Months Ended      Twelve Months Ended
                           -----------------------------------------------
(Unaudited)                     December 31,             December 31,
--------------------------------------------------------------------------
                              2003        2002        2003         2002
                              ----        ----        ----         ----
Revenues:
  Net premiums             $  942,417   $590,553   $2,643,163   $1,980,666
  Investment income, net
    of related expenses       120,345    113,733      465,579      374,512
  Realized investment
   gains/(losses), net          4,584     (3,700)       5,360      (14,651)
  Change in value of
   embedded derivatives        12,931         --       12,931           --
  Other revenues               13,630     13,702       47,300       41,436
                           ---------------------   -----------------------
     Total revenues         1,093,907    714,288    3,174,333    2,381,963

Benefits and expenses:
  Claims and other
    policy benefits           774,350    442,667    2,108,431    1,539,464
  Interest credited            48,788     46,938      179,702      126,715
  Policy acquisition
    costs and other
    insurance expenses        127,262    138,898      458,165      391,504
  Other operating expenses     42,361     27,052      119,636       94,786
  Interest expense              9,405      9,041       36,789       35,516
                           ---------------------   -----------------------
     Total benefits
       and expenses         1,002,166    664,596    2,902,723    2,187,985
                           ---------------------   -----------------------

  Income from continuing
    operations before
    income taxes               91,741     49,692      271,610      193,978

     Provision for
      income taxes             32,392     13,912       93,291       65,515
                           ---------------------   -----------------------

  Income from continuing
    operations                 59,349     35,780      178,319      128,463

Discontinued operations:
   Loss from discontinued
   accident and health
   operations, net of
   income taxes                (3,805)    (2,393)      (5,723)      (5,657)

  Cumulative effect
   of change in
   accounting principle           545        --           545           --
                           ---------------------   -----------------------

     Net income            $   56,089   $ 33,387   $  173,141   $  122,806
                           =====================   =======================

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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                      Consolidated Statements of Income
                (Dollars in thousands, except per share data)

                                Three Months Ended   Twelve Months Ended
                                ------------------   -------------------
(Unaudited)                        December 31,          December 31,
----------------------------------------------------------------------
                                  2003      2002        2003      2002
                                  ----      ----        ----      ----
Earnings per share from
   continuing operations:
  Basic earnings per share       $1.06     $0.72       $3.47     $2.60
  Diluted earnings per share     $1.05     $0.72       $3.46     $2.59

  Diluted earnings before
   realized investment gains/
   (losses), change in value
   of embedded derivatives,
   related deferred
   acquisition costs, and
   goodwill write-off in 2002    $0.85     $0.76       $3.22     $2.80

Earnings per share from net
   income:
  Basic earnings per share       $1.00     $0.68       $3.37     $2.49
  Diluted earnings per share     $0.99     $0.67       $3.36     $2.47

Weighted average number of
  common and common
  equivalent shares
  outstanding (in thousands)    56,516    49,626      51,598    49,648

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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                        Consolidated Business Summary

                                                   At or For the
                                               Twelve Months Ended
 (Unaudited)                                       December 31,
-----------------------------------------------------------------
                                                 2003        2002
                                                 ----        ----
Gross life reinsurance in force (in billions)
   North American business                     $  976.1    $  604.4
   International business                         276.1       154.5

Gross life reinsurance written (in billions)
   North American business                        434.3       158.2
   International business                         110.1        71.8

Consolidated cash and
 invested assets (in millions)                  8,968.0     6,738.3
   Invested Asset book yield - trailing
   three months excluding funds withheld           6.06%       6.51%

   Investment portfolio mix
     Cash and short-term investments               1.27%      1.37%
     Fixed maturity securities                    51.02%     51.98%
     Mortgage loans                                5.34%      3.38%
     Policy loans                                 10.07%     12.48%
     Funds withheld at interest                   30.30%     29.31%
     Other invested assets                         2.00%      1.48%

Book value per share outstanding               $  31.33    $  24.72
Book value per share outstanding, before
  impact of FAS 115                               28.59       22.64

Treasury stock                                  967,927   1,596,629

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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                               U.S. OPERATIONS
                           (Dollars in thousands)

                            Three Months Ended December 31, 2003
                                        Non-traditional
                                      Asset-    Financial    Total
                        Traditional Intensive  Reinsurance    U.S.
                        ----------- ---------  -----------  --------
Revenues:
  Net premiums             $682,118   $ 1,118    $    --    $683,236
  Investment income, net
   of related expenses       46,651    41,204          8      87,863
  Realized investment
   gains, net                 1,302       406         --       1,708
  Change in value of
   embedded derivatives          --    12,931         --      12,931
  Other revenues                734     1,489      7,123       9,346
                           --------   -------    -------    --------
    Total revenues          730,805    57,148      7,131     795,084

Benefits and expenses:
  Claims and other
   policy benefits          568,981    (1,190)        --     567,791
  Interest credited          13,148    35,197         --      48,345
  Policy acquisition
   costs and other
   insurance expenses        77,620     7,530      2,453      87,603
  Other operating expenses   16,732       980      1,247      18,959
                           --------   -------    -------    --------
    Total benefits and
     expenses               676,481    42,517      3,700     722,698

    Income before
     income taxes          $ 54,324   $14,631    $ 3,431    $ 72,386
                           ========   =======    =======    ========

                            Three Months Ended  December 31, 2002
                                        Non-traditional
                                      Asset-    Financial     Total
                        Traditional Intensive  Reinsurance     U.S.
                        ----------- ---------  -----------  --------
Revenues:
  Net premiums             $405,010  $    990    $    --    $406,000
  Investment income, net
   of related expenses       41,830    46,076         36      87,942
  Realized investment
   gains/(losses), net       (5,043)      120         --      (4,923)
    Other revenues            1,256     1,593      8,791      11,640
                           --------  --------    -------    --------
    Total revenues          443,053    48,779      8,827     500,659

Benefits and expenses:
  Claims and other
   policy benefits          312,242       362         --     312,604
  Interest credited          15,158    30,051         --      45,209
  Policy acquisition
   costs and other
   insurance expenses        75,040    10,434      2,679      88,153
  Other operating expenses    8,360       498      2,290      11,148
                           --------  --------   --------    --------
    Total benefits and
     expenses               410,800    41,345      4,969     457,114

    Income before
     income taxes          $ 32,253  $  7,434   $  3,858    $ 43,545
                           ========  ========   ========    ========

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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                               U.S. OPERATIONS
                           (Dollars in thousands)

                            Twelve Months Ended December 31, 2003
                                        Non-traditional
                                      Asset-    Financial     Total
                        Traditional Intensive  Reinsurance     U.S.
                        ----------- ---------  -----------  ----------
Revenues:
  Net premiums           $1,797,478  $  4,315    $    --    $1,801,793
  Investment income, net
   of related expenses      181,897   164,127        105       346,129
  Realized investment
   losses, net               (5,715)   (1,674)        --        (7,389)
  Change in value of
   embedded derivatives          --    12,931         --        12,931
  Other revenues              3,920     6,524     27,302        37,746
                         ----------  --------    -------    ----------
    Total revenues        1,977,580   186,223     27,407     2,191,210

Benefits and expenses:
  Claims and other
   policy benefits        1,457,886     2,976         --     1,460,862
  Interest credited          58,317   119,621         --       177,938
  Policy acquisition
   costs and other
   insurance expenses       241,877    34,422      9,900       286,199
  Other operating
   expenses                  41,186     3,809      5,128        50,123
                         ----------  --------    -------    ----------
    Total benefits and
     expenses             1,799,266   160,828     15,028     1,975,122

    Income before
     income taxes        $  178,314  $ 25,395    $12,379    $  216,088
                         ==========  ========    =======    ==========

                             Twelve Months Ended December 31, 2002
                                        Non-traditional
                                      Asset-    Financial     Total
                        Traditional Intensive  Reinsurance     U.S.
                        ----------- ---------  -----------  ----------
Revenues:
  Net premiums           $1,407,751  $  3,786    $    --    $1,411,537
  Investment income, net
   of related expenses      161,869   110,019        191       272,079
  Realized investment
   losses, net               (6,194)   (4,135)        --       (10,329)
  Other revenues              2,802     7,277     26,586        36,665
                         ----------  --------    -------    ----------
    Total revenues        1,566,228   116,947     26,777     1,709,952

Benefits and expenses:
  Claims and other
   policy benefits        1,097,998    17,376         --     1,115,374
  Interest credited          56,675    65,504         --       122,179
  Policy acquisition
   costs and other
   insurance expenses       228,800    18,560      8,196       255,556
  Other operating
   expenses                  30,505     1,242      9,295        41,042
                         ----------  --------    -------    ----------
    Total benefits and
     expenses             1,413,978   102,682     17,491     1,534,151

    Income before
     income taxes        $  152,250  $ 14,265    $ 9,286    $  175,801
                         ==========  ========    =======    ==========


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

Add Thirteen

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                             CANADIAN OPERATIONS
                           (Dollars in thousands)

                                                  Three Months Ended
                                                     December 31,
                                                   2003        2002
                                                   ----        ----
Revenues:
  Net premiums                                  $ 60,991    $ 48,653
  Investment income, net of related expenses      23,693      18,385
  Realized investment gains/(losses),net           1,265        (141)
  Other revenues                                     (21)         96
                                                --------    --------
    Total revenues                                85,928      66,993

Benefits and expenses:
  Claims and other policy benefits                61,964      49,294
  Interest credited                                  399         337
  Policy acquisition costs and other
    insurance expenses                             4,579       3,994
  Other operating expenses                         3,007       2,165
                                                --------    --------
    Total benefits and expenses                   69,949      55,790

    Income before income taxes                  $ 15,979    $ 11,203
                                                ========    ========

                                                 Twelve Months Ended
                                                      December 31,
                                                   2003        2002
                                                   ----        ----
Revenues:
  Net premiums                                  $214,738    $181,224
  Investment income, net of related expenses      87,212      70,518
  Realized investment gains/(losses), net         13,423        (163)
  Other revenues                                    (212)        136
                                                --------    --------
    Total revenues                               315,161     251,715

Benefits and expenses:
  Claims and other policy benefits               223,375     186,398
  Interest credited                                1,488       1,070
  Policy acquisition costs and other
    insurance expenses                            20,293      16,136
  Other operating expenses                        10,441       9,480
                                                --------    --------
    Total benefits and expenses                  255,597     213,084

    Income before income taxes                  $ 59,564    $ 38,631
                                                ========    ========


                                  - more -

Add Fourteen

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                             OTHER INTERNATIONAL
                           (Dollars in thousands)

                             Three Months Ended December 31, 2003
                                           Europe      Total
                                 Asia      & South     Inter-
                                Pacific    Africa     national
                                -------   --------    --------
Revenues:
  Net premiums                  $93,174   $104,374    $197,548
  Investment income,
   net of related expenses        2,494      1,061       3,555
  Realized investment gains
   / (losses), net                 (139)     2,111       1,972
  Other revenues                    295      1,049       1,344
                                -------   --------    --------
    Total revenues               95,824    108,595     204,419

Benefits and expenses:
  Claims and other policy
   benefits                      69,803     69,227     139,030
  Policy acquisition costs and
   other insurance expenses      14,112     23,546      37,658
  Other operating expenses        4,817      4,638       9,455
  Interest expense                  254        321         575
                                -------   --------    --------
    Total benefits and
     expenses                    88,986     97,732     186,718

    Income before income taxes  $ 6,838   $ 10,863    $ 17,701
                                =======   ========    ========

                             Three Months Ended December 31, 2002
                                           Europe      Total
                                 Asia      & South     Inter-
                                Pacific    Africa     national
                                -------    -------    --------
Revenues:
  Net premiums                  $62,366    $72,519    $134,885
  Investment income,
   net of related expenses        2,183        418       2,601
  Realized investment gains/
    (losses), net                  (143)     1,182       1,039
  Other revenues                    657      1,288       1,945
                                -------    -------    --------
    Total revenues               65,063     75,407     140,470

Benefits and expenses:
  Claims and other policy
   benefits                      46,957     35,692      82,649
  Policy acquisition costs and
   other insurance expenses      12,400     34,207      46,607
  Other operating expenses        4,641      5,166       9,807
  Interest expense                  229        181         410
                                -------    -------    --------
    Total benefits and
     expenses                    64,227     75,246     139,473

    Income before income taxes  $   836    $   161    $    997
                                =======    =======    ========

                                  - more -

Add Fifteen

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                             OTHER INTERNATIONAL
                           (Dollars in thousands)

                            Twelve Months Ended December 31, 2003
                                            Europe     Total
                                  Asia      & South    Inter-
                                 Pacific    Africa    national
                                --------   --------   --------
Revenues:
  Net premiums                  $259,010   $364,203   $623,213
  Investment income,
   net of related expenses        10,692      3,869     14,561
  Realized investment gains
   / (losses), net                  (761)     3,999      3,238
  Other revenues                   1,191      1,067      2,258
                                --------   --------   --------
    Total revenues               270,132    373,138    643,270

Benefits and expenses:
  Claims and other policy
   benefits                      185,358    230,895    416,253
  Policy acquisition costs and
   other insurance expenses       47,513    105,062    152,575
  Other operating expenses        16,903     15,866     32,769
  Interest expense                 1,096      1,043      2,139
                                --------   --------   --------
    Total benefits and
     expenses                    250,870    352,866    603,736

    Income before income taxes  $ 19,262   $ 20,272   $ 39,534
                                ========   ========   ========

                            Twelve Months Ended December 31, 2002
                                            Europe     Total
                                  Asia      & South    Inter-
                                 Pacific    Africa    national
                                --------   --------   --------
Revenues:
  Net premiums                  $160,197   $226,846   $387,043
  Investment income,
   net of related expenses         7,059      1,009      8,068
  Realized investment gains/
    (losses),net                    (268)       894        626
  Other revenues                   2,363      2,064      4,427
                                --------   --------   --------
    Total revenues               169,351    230,813    400,164

Benefits and expenses:
  Claims and other policy
   benefits                      110,806    130,975    241,781
  Policy acquisition costs and
   other insurance expenses       36,660     82,700    119,360
  Other operating expenses        14,727     13,049     27,776
  Interest expense                   842        680      1,522
                                --------   --------   --------
    Total benefits and
     expenses                    163,035    227,404    390,439

    Income before income taxes  $  6,316   $  3,409   $  9,725
                                ========   ========   ========

                                  - more -

Add Sixteen

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                             CORPORATE AND OTHER
                           (Dollars in thousands)

                                                 Three Months Ended
                                                    December 31,
                                               --------------------
                                                 2003        2002
                                               --------    --------
Revenues:
  Net premiums                                 $    642    $  1,015
  Investment income, net of related expenses      5,234       4,805
  Realized investment gains/(losses), net          (361)        325
  Other revenues                                  2,961          21
                                               --------    --------
    Total revenues                                8,476       6,166

Benefits and expenses:
  Claims and other policy benefits                5,565      (1,880)
  Interest credited                                  44       1,392
  Policy acquisition costs and other
    insurance expenses                           (2,578)        144
  Other operating expenses                       10,940       3,932
  Interest expense                                8,830       8,631
                                               --------    --------
    Total benefits and expenses                  22,801      12,219

    Loss before income taxes                   $(14,325)   $(6,053)
                                               ========    =======

                                                Twelve Months Ended
                                                    December 31,
                                               --------------------
                                                 2003        2002
                                               --------    --------
Revenues:
  Net premiums                                 $  3,419    $    862
  Investment income, net of related expenses     17,677      23,847
  Realized investment losses, net                (3,912)     (4,785)
  Other revenues                                  7,508         208
                                               --------    --------
    Total revenues                               24,692      20,132

Benefits and expenses:
  Claims and other policy benefits                7,941      (4,089)
  Interest credited                                 276       3,466
  Policy acquisition costs and other
    insurance expenses                             (902)        452
  Other operating expenses                       26,303      16,488
  Interest expense                               34,650      33,994
                                               --------    --------
    Total benefits and expenses                  68,268      50,311

    Loss before income taxes                   $(43,576)   $(30,179)
                                               ========    ========



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